                                                                    Exhibit 99.5


                            LOAN AMENDING AGREEMENT


             THIS AGREEMENT is made this 1st day of September, 2000.


B E T W E E N:


                  INTERNATIONAL MENU SOLUTIONS CORPORATION, a corporation incorporated pursuant to the laws of the State of Nevada,

                  (hereinafter referred to as the "Parent")

                                     - and -

                  INTERNATIONAL MENU SOLUTIONS INC., a corporation amalgamated pursuant to the laws of the Province of Ontario,

                  (hereinafter referred to as the "Borrower")


                                     - and -

                  SOUTHBRIDGE INVESTMENT PARTNERSHIP NO. 1, a partnership constituted pursuant to the laws of the Province of Ontario,

                  (hereinafter referred to as "Southbridge")

                                     - and -

                  FIRST ONTARIO LABOUR SPONSORED INVESTMENT FUND LTD., a corporation incorporated pursuant to the laws of the Province of Ontario,

                  (hereinafter referred to as "First Ontario")

                                     - and -

                  BANK OF MONTREAL CAPITAL CORPORATION, a corporation incorporated pursuant to the laws of Canada,

                  (hereinafter referred to as "BMOCC" and, together with Southbridge and First Ontario, referred to as the "Lender Group")



            WHEREAS the parties hereto entered into a Loan Agreement dated the 26th day of May, 2000 (the "Loan Agreement");

            AND WHEREAS the Borrower, the Parent, First Ontario, and BMOCC entered into a loan agreement dated the 10th day of May, 1999 (the "1999 Loan Agreement");

            AND WHEREAS the Lender Group entered into a Security Sharing Agreement made as of the 31st day of May, 2000 (the "Security Sharing Agreement");

            AND WHEREAS the parties hereto wish to amend the Loan Agreement as set out herein.

            NOW THEREFORE IN CONSIDERATION of their respective covenants and agreements contained herein, the parties hereby agree as follows:

1     ACKNOWLEDGEMENT. The Corporation acknowledges that the Lender Group had advanced the sum of $4,500,000 to the Corporation pursuant to Section 2.1 of the Loan Agreement prior to the date hereof.

2     AMENDMENT.  The Loan Agreement is amended as follows:

      a. Section 2.1 shall be replaced with the following provision with effect from the date hereof:

            " CREDIT FACILITY. Subject to the provisions of this Agreement, the Lender Group agrees to make available to the Borrower a non-revolving term facility in the maximum principal amount of $5,200,000 available by way of three advances of the Borrowing with the First Advance and the Second Advance available no later than June 10, 2000 and the Third Advance available no later than September 15, 2000. A Lender shall not be obligated to advance more than its Loan Amount of the Borrowing."

      b. Section 3.4 shall be replaced with the following paragraph with effect from the date hereof:

            "PAYMENT MECHANICS. Each payment under this Agreement shall be made for value at or before 1:00 p.m. (Toronto time) on the day such payment is due, provided that, if any such day is not a Business day, such payment shall be deemed for all purposes of this Agreement to be due on the Business day immediately preceding such day (and any such adjustment shall be taken into account for purposes of the computation of interest and fees payable under this Agreement). The First Ontario Proportionate Interest, BMOCC Proportionate Interest, and Southbridge Proportionate Interest of all payments made in connection with the First Advance and the Second Advance shall be made by post-dated cheques delivered to First Ontario, BMOCC, and Southbridge, respectively at addresses set out in Section 11.1 or such other address as such Lender may from time to time advise the Borrower in writing. All payments made in connection with the Third Advance shall be made by post-dated cheques delivered to Southbridge at the said address. The Borrower shall ensure that each Lender has at least two post-dated cheques at all times."

      c. The following definitions are hereby amended or added to Schedule "A" of the Loan Agreement:

            "LOAN AMOUNT" means $3,700,000 in the case of Southbridge, $1,000,000 in the case of First Ontario, and $500,000 in the case of BMOCC;

            "THIRD ADVANCE" means the advance of $700,000 by Southbridge of the Borrowing.

      3     REPRESENTATIONS AND WARRANTIES. The Borrower and the Parent
represent and warrant to Southbridge that the representations and warranties contained in Part 6.0 of the Loan Agreement continue to be true and correct as if made on today's date.

      4     EXPENSES. The Borrower shall be responsible for all reasonable legal fees and expenses relating to the preparation of this Agreement and the Third Advance.

      5     FEE. The Borrower shall pay to Southbridge a brokerage and due diligence fee of $50,000 plus GST to be deducted from the Third Advance;

      6     CONDITIONS. In addition to the conditions contained in the Loan
Agreement, the obligation of Southbridge to advance the Third Advance is conditional upon Southbridge being satisfied that the Scotiabank has increased the Borrower's access to its operating line based on inventory levels from

$2,500,000 to $3,800,000, failing which this transaction shall be at an end and the Borrower shall pay to Southbridge the sum of $20,000.

      7     FURTHER ASSURANCES. Each of the parties hereto shall from time to time execute, procure and deliver such documents and further assurances as may, in the opinion of counsel, be necessary or advisable to give effect to the provisions of this Agreement.

      8     SUCCESSORS AND ASSIGNS. This Agreement shall enure to the benefit of and be binding on the parties hereto, their respective successors and any permitted assignees or transferees of same or all of the parties' rights or obligations hereunder.

      9     COUNTERPARTS. This Agreement may be executed in several counterparts each of which when executed shall be deemed to be an original, and such counterparts shall each constitute on and the same instrument and notwithstanding their date of execution shall be deemed to bear the day and year first above written.

      10    FACSIMILE. Execution and delivery of a facsimile transmission of this Agreement shall constitute, for purposes of this Agreement, delivery of an executed original and shall be binding upon the party whose signature appears on the transmitted copy. Any party so executing this Agreement hereby undertakes to originally-execute and deliver to the other parties hereto a copy of this Agreement as soon as possible after execution by facsimile.

      11    FULL FORCE. Except as amended by this Agreement, the Loan Agreement shall remain in full force and effect.

      12    SECURITY SHARING AGREEMENT. The Lender Group agrees that
notwithstanding any provision of the Loan Agreement or the Security Sharing Agreement, each of BMOCC and First Ontario postpones and subordinates in right of payment all principal amounts of the Borrowing (as defined in the Loan Agreement) and the Loan Amount (as defined in the 1999 Loan Agreement) owing to BMOCC and First Ontario respectively and payments thereof to the prior payment in full to Southbridge of the principal amount of the Third Advance only.


            IN WITNESS WHEREOF the parties hereto have executed this Agreement.


                                    INTERNATIONAL MENU SOLUTIONS CORPORATION


                                    By:
                                        ------------------------------
                                          Name:   Michael Steele
                                          Title:  President

                                                                     c/s


                                    INTERNATIONAL MENU SOLUTIONS INC.


                                    By:
                                       ------------------------------
                                          Name:   Michael Steele
                                          Title:  President


                                                                    c/s

                                    SOUTHBRIDGE INVESTMENT PARTNERSHIP NO. 1 by its general partner, SIPGP NO. 1 INC.

                                    By:
                                       ------------------------------
                                          Name:   Michael Petersen
                                          Title:  President

                                                                    c/s

                                    BANK OF MONTREAL CAPITAL CORPORATION


                                    By:
                                       ------------------------------
                                          Name:   Mel Margolese
                                          Title:  Managing Director


                                    FIRST ONTARIO LABOUR
                                    SPONSORED INVESTMENT FUND LTD.


                                    By:
                                       ------------------------------
                                          Name:   Colin Walker
                                          Title:  Vice-President